UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:	March 19, 2019

SEACOR Holdings Inc.

________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-12289	13-3542736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(954) 523-2200

Not Applicable

__________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

      ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

      ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

On March 19, 2019, SEACOR Holdings Inc. (the “Company”) entered into a Credit Agreement by and among the Company, as borrower, the lenders from time to time party thereto (the “Lenders”), JPMORGAN Chase Bank, N.A., as Administrative Agent and Security Trustee for the Lenders, and JPMORGAN Chase Bank, N.A., as Issuing Bank (the “Credit Agreement”), pursuant to which the Lenders agreed, among other things, to make available to the Company a revolving loan facility in the principal amount of  up to $125,000,000 (as such amount may increase or decrease in accordance with the terms of the Credit Agreement). The principal amounts of loans will bear interest at either (i) a “Base Rate” plus a margin ranging from 0.75% to 2.00% depending on the Company’s maximum net funded debt ratio or (ii) interest periods of one, two, three or six months at an annual rate equal to LIBOR for the corresponding deposits of U.S. dollars, plus a margin ranging from 1.75% to 3.00% based on the Company’s maximum net funded debt ratio. Debt under the Credit Agreement will mature, and all outstanding amounts thereunder will be payable, on March 19, 2024. Repayment of obligations under the Credit Agreement is secured by a pledge over all assets of the Company and certain of its subsidiaries.

The Credit Agreement contains customary covenants for financings of this type, including (i) financial maintenance covenants requiring the Company to maintain, as of the last day of the applicable quarter, a minimum fixed charge coverage ratio of 1.25 to 1.00 and a maximum net funded debt ratio of 3.50 to 1.00, (ii) restrictive covenants limiting, among other things, the Company’s ability to incur liens and additional indebtedness and (iii) a leverage covenant measuring the aggregate collateral vessel value to the sum of the outstanding principal amount of all loans. The Credit Agreement also contains certain restrictions limiting the Company’s ability to pay dividends and distributions and to make certain investments. Upon the occurrence of certain events of default, the lenders have the right to accelerate the repayment of all amounts outstanding under the Credit Agreement.

A copy of the press release announcing the entry into the Credit Agreement is filed as Exhibit 99.1 hereto and is incorporated herein by reference

Item 2.03. Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Credit Agreement set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K is incorporated herein by reference in its entirety.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press release issued on March 20, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By:	/s/	William C. Long
Name:		William C. Long
Title:		Executive Vice President
Chief Legal Officer & Corporate Secretary

Date:  March 20, 2019